Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 16, 2010 with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Healthcare Services Group, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Healthcare Services Group, Inc. and Subsidiaries on Forms S-8 (File No. 333-92835, effective December 15, 1999, File No. 333-101063, effective November 7, 2002, File No. 333-46656, effective September 26, 2006, File No. 33-58765, effective May 13, 1995, File No. 333-107467, effective July 30, 2003 and File No. 333-127747, effective August 22, 2005) and on Forms S-3 (File No. 333-108182, effective August 22, 2003, File No. 333-137713 effective October 23, 2006, and File No. 333- 161553, effective September 11, 2009).

Edison, New Jersey
February 16, 2010

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors of

Healthcare Services Group, Inc.

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Healthcare Services Group, Inc. and Subsidiaries (the “Company”) referred to in our report dated February 16, 2010, which is included in the Company’s Annual Report on Form 10-K and included in Part II of this form. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the index appearing under Item 15(c), which is the responsibility of the Company’s management. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Edison, New Jersey
February 16, 2010

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